UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): December 19, 2013
 BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600 San Diego, California	92128
(Address of principal executive offices)	(Zip Code)
(858) 668-2586
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
2014 Annual Base Salaries and Target Cash Bonus Amounts
On December 19, 2013, our compensation committee, after considering a competitive market review of total compensation for our executive officers and obtaining guidance from an independent compensation consultant, increased the annual base salaries of the executive officers listed below to the following amounts, effective January 1, 2014:

Name	2013 Annual Base Salary ($)	2014 Annual Base Salary ($)
Andrew S. Clark	600,000	725,000
Daniel J. Devine	365,000	400,000
Douglas C. Abts	264,000	290,000
Thomas Ashbrook	280,000	290,000
Diane L. Thompson	330,000	375,000
The compensation committee also approved the 2014 target cash bonuses for the executive officers listed below, in the following amounts:

Name	2014 Target Bonus Amount ($)
Andrew S. Clark	725,000
Daniel J. Devine	260,000
Douglas C. Abts	145,000
Thomas Ashbrook	130,500
Diane L. Thompson	131,250
Such bonuses will be based on the achievement of certain performance goals to be established by the compensation committee. Actual bonuses payable for fiscal year 2014, if any, will vary depending on the extent to which actual performance meets, exceeds, or falls short of the goals to be established by the compensation committee.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2013		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Senior Vice President, Secretary and General Counsel